UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

STRATAGENE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50786	33-0683641
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11011 North Torrey Pines Road, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-6300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 5, 2007, Stratagene Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and Jackson Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Agilent (“Merger Sub”), pursuant to which Merger Sub would merge with and into the Company, with the Company to be the surviving corporation of the merger (the “Merger”).  The Board of Directors of the Company approved the Merger Agreement and the transactions contemplated thereby on the unanimous recommendation of a special committee of the Board of Directors of the Company comprised solely of independent directors (the “Special Committee”), and each of the Special Committee and the Board of Directors has recommended that the Merger Agreement be submitted to the Company’s stockholders for adoption.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock that is issued and outstanding immediately prior to the Effective Time will be converted into and represent the right to receive an amount of cash, without interest, equal to $10.94. In addition, each vested option to purchase Company common stock with an exercise price per share that is less than $10.94 and that is issued and outstanding immediately prior to the Effective Time will be converted into and represent the right to receive an amount of cash, without interest, equal to the product of (i) the number of shares of Company common stock subject to such vested Company option multiplied by (ii) the sum of $10.94 minus the exercise price per share of Company common stock subject to such vested Company option.  Vested options to purchase Company common stock with an exercise price per share equal to or greater than $10.94, and unvested options to purchase Company common stock, that are, in each case, issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished without any payment or other consideration therefor or the issuance of any securities in exchange or substitution therefor.

In addition to certain other covenants, the Company has agreed pursuant to the Merger Agreement that, subject to certain exceptions with respect to an unsolicited superior acquisition proposal, the Company will not, from the date of the Merger Agreement until the earlier of the closing of the Merger or the termination of the Merger Agreement in accordance with its terms, (i) solicit, initiate, support or knowingly encourage any inquiry, proposal or offer from, furnish any non-public information to, or participate in any discussions or negotiations, or enter into any agreement with, any party or group regarding any alternative transaction to the Merger, (ii) approve, endorse or recommend any alternative transaction to the Merger (except to the extent specifically permitted by the Merger Agreement), or (iii) enter into any letter of intent or contract relating to any alternative transaction proposal. The Company has also agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the solicitation of proxies from Company stockholders for adoption of the Merger Agreement and to convene and hold a special meeting of the Company’s stockholders to consider adoption of the Merger Agreement.

The consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including, but not limited to, adoption of the Merger Agreement by the Company’s stockholders, there being no material adverse change with respect to the Company, the expiration or termination of the applicable waiting period with respect to the Merger  under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of approvals under antitrust, competition or similar laws of other foreign jurisdictions that are required to be obtained with respect to the Merger, the lack of any judgment, order, injunction or other legal prohibition entered or issued by any court or other governmental authority which prohibits, makes illegal or enjoins the consummation of the Merger or the Divestiture (as hereinafter defined), the continued effectiveness of the agreements implementing the Divestiture and other customary closing conditions.  The Merger Agreement may be terminated by either the Company or Agilent under certain circumstances, including, but not limited to, if (i) the Merger is not consummated by August 31, 2007 (unless such termination date is extended pursuant to the terms of the Merger Agreement), (ii) the Merger Agreement shall not have been adopted by the stockholders of the Company in accordance with the Merger Agreement, and (iii) subject to satisfaction of certain conditions set forth in the Merger Agreement, the Special Committee changes its recommendation to Company stockholders to vote in favor of adopting the Merger Agreement as a result of the Company’s receipt of an unsolicited alternative transaction proposal that the Special Committee and the Board of Directors of the Company each determine is more favorable to the Company’s stockholders from a financial point of view than the terms of the Merger Agreement and is reasonably likely to be consummated on the terms proposed (a “Change of Recommendation”).  If the Merger Agreement is terminated under certain circumstances, including termination of the Merger Agreement by either the Company or Agilent upon a Change of Recommendation, subject to the terms and conditions of the Merger Agreement, the Company will be required to pay to Agilent a termination fee of $8,500,000.  No assurances can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions contemplated thereby ultimately will be consummated.  The closing of the Merger is expected to occur in the second quarter or the beginning of the third quarter of 2007.

In connection with the execution of the Merger Agreement, Agilent entered into a Voting Agreement (the “Voting Agreement”), dated as of April 5, 2007, with Joseph A. Sorge, M.D., the Chairman of the Board, Chief Executive Officer and President of the Company, and certain trusts and entities controlled by Dr. Sorge (collectively, the “Principal Stockholders”) which, as of the date of the Voting Agreement, beneficially owned, collectively, an aggregate of approximately 58.6% of the Company’s voting securities. Pursuant to the Voting Agreement, the Principal Stockholders have agreed, among other things, (a) not to sell or otherwise transfer shares of Company capital stock owned by such stockholders as of the date of the Voting Agreement or acquired subsequent thereto to any third party, subject to certain limited exceptions (including sales of Company common stock held by Dr. Sorge pursuant to the terms of the 10b5-1(c) Sales Plan between Dr. Sorge and Pacific Growth Equities, LLC dated as of June 8, 2006), (b) to vote all shares of the Company’s capital stock owned by them in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger (and against any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement), (c) not to solicit, initiate, support or knowingly encourage any inquiry or proposal from, furnish any non-public information concerning the Company and/or its subsidiaries to, or participate in any discussions or negotiations with, any person regarding any alternative transaction to the Merger, and (d) not to approve, endorse or recommend any alternative transaction (except to the extent expressly permitted by the Merger Agreement).  In addition, each Principal Stockholder has granted to the officers of Agilent an irrevocable proxy to vote its shares of Company common stock at every meeting of the stockholders of the Company, and with respect to every written consent of the Company stockholders in lieu of any such meeting, as described above.  The Voting Agreement will terminate simultaneously with the consummation of the Merger, the termination of the Merger Agreement in accordance with its terms or, subject to certain conditions, upon a Change of Recommendation pursuant to the Merger Agreement.

On April 5, 2007, the Company also entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Catalyst Assets LLC, a Delaware limited liability company of which Dr. Sorge is the sole member (“Catalyst”), and Agilent entered into a License Agreement (the “License Agreement”) with Catalyst, pursuant to which, among other things, following the Effective Time, the Company will sell, transfer and assign to Catalyst, certain assets (which include, among other things, certain patent rights, a parcel of real property owned by the Company located in Jackson, Wyoming, certain tangible assets located at the facility on such real property, and certain contractual arrangements and their related obligations) for an aggregate cash purchase price of $6,600,000, the appraised value of such assets, and Agilent will grant to Catalyst a non-exclusive, non-transferable, world-wide, fully paid, royalty free license to certain intellectual property and Agilent will be provided certain rights to supply, manufacture and distribute certain products (the transactions contemplated by the Asset Purchase Agreement and the License Agreement, collectively, the “Divestiture”).  Pursuant to the Asset Purchase Agreement, Catalyst has agreed, among other things, not to directly or indirectly engage in or participate in the financing, operation, management or control of, or permit Catalyst’s name to be used in connection with, any person or business that engages or participates in a Competing Business Purpose (as defined in the Asset Purchase Agreement) during the three-year period following the closing of the transactions contemplated by the Asset Purchase Agreement.

Also in connection with the proposed Merger, Dr. Sorge entered into a Severance Waiver Agreement (the “Severance Waiver Agreement”) with the Company pursuant to which, subject to and conditioned upon the consummation of the Merger, Dr. Sorge and the Company have agreed that Dr. Sorge’s employment with the Company will be terminated by the Company effective immediately prior to the Effective Time and Dr. Sorge will waive his rights to all cash severance benefits and retain his rights to all non-cash severance benefits from the Company in connection with the Merger, including under his existing employment agreement with the Company.  In addition, Dr. Sorge entered into a Non-Competition Agreement (the “Non-Competition Agreement”) with Agilent pursuant to which Dr. Sorge has agreed, among other things, not to, directly or indirectly, engage in or participate in the financing, operation, management or control of, or permit his name to be used in connection with, any person or business that engages or participates in a Competing Business Purpose (as defined in the Non-Competition Agreement) during the three-year period following the Effective Time.  Each of the Asset Purchase Agreement, the License Agreement, the Severance Waiver Agreement and the Non-Competition Agreement will automatically terminate in the event the Merger Agreement is terminated in accordance with its terms.

The foregoing descriptions of the Merger Agreement, the Voting Agreement, the Asset Purchase Agreement, the License Agreement, the Severance Waiver Agreement and the Non-Competition Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms of the Merger Agreement, the Voting Agreement, the Asset Purchase Agreement, the License Agreement, the Severance Waiver Agreement and the Non-Competition Agreement, which are filed hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and each of which is incorporated herein by reference.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and reflect the Company’s judgment and involved risks and uncertainties as of the date hereof. These statements include those related to the transactions contemplated by the Merger Agreement, including the pending Merger. Actual events or results may differ from the Company’s current expectations, judgments and beliefs. For example, there can be no assurance that the Merger will close as contemplated.

Additional information concerning these or other risk factors affecting the Company’s business can be found in the Company’s filings with the SEC, available via the Company’s web site at www.stratagene.com.  Stratagene disclaims any intent or obligation to update these forward-looking statements beyond the date of this report, except as required by law.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company has agreed to file a proxy statement in connection with the proposed Merger.  The proxy statement will be mailed to the stockholders of the Company.  Investors and the Company’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger.  Investors and security holders may obtain free copies of these documents when they become available and other documents filed by the Company with the SEC through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s corporate website at www.stratagene.com or by contacting: Stratagene Corporation, 11011 North Torrey Pines Road, La Jolla, California 92037; Attn: Chief Financial Officer.

Agilent and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  A description of any interests that the Company’s officers and directors have in the proposed Merger will be available in the proxy statement. Information regarding Agilent’s directors and executive officers is contained in Agilent’s Annual Report on Form 10-K for the year ended October 31, 2006, which is filed with the SEC.  Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which is filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the Company’s corporate website at www.stratagene.com or Agilent’s corporate website at www.agilent.com.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 5, 2007, among Agilent Technologies, Inc., Jackson Acquisition Corp. and Stratagene Corporation*
10.1

Voting Agreement, dated as of April 5, 2007, among Agilent Technologies, Inc. and Joseph A. Sorge, M.D., J.A. Sorge Trust I, J.A. Sorge Trust II, J.A. Sorge Trust III, J.A. Sorge Trust IV, Joseph A. Sorge Charitable Remainder Trust dated December 26, 2002 and BioSenses Partners, L.P.

10.2	Asset Purchase Agreement, dated as of April 5, 2007, by and between Stratagene Corporation and Catalyst Assets LLC

10.3	License Agreement, dated as of April 5, 2007, between Agilent Technologies, Inc. and Catalyst Assets LLC
10.4	Severance Waiver Agreement, dated as of April 5, 2007, by and between Stratagene Corporation and Joseph A. Sorge, M.D.
10.5	Non-Competition Agreement, dated as of April 5, 2007, by and between Agilent Technologies, Inc. and Joseph A. Sorge, M.D.

*                 Schedules to this agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2007	STRATAGENE CORPORATION

	By:	/s/ STEVE MARTIN
		Name:	Steve Martin
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 5, 2007, among Agilent Technologies, Inc., Jackson Acquisition Corp. and Stratagene Corporation*
10.1

Voting Agreement, dated as of April 5, 2007, among Agilent Technologies, Inc. and Joseph A. Sorge, M.D., J.A. Sorge Trust I, J.A. Sorge Trust II, J.A. Sorge Trust III, J.A. Sorge Trust IV, Joseph A. Sorge Charitable Remainder Trust dated December 26, 2002 and BioSenses Partners, L.P.

10.2	Asset Purchase Agreement, dated as of April 5, 2007, by and between Stratagene Corporation and Catalyst Assets LLC
10.3	License Agreement, dated as of April 5, 2007, between Agilent Technologies, Inc. and Catalyst Assets LLC
10.4	Severance Waiver Agreement, dated as of April 5, 2007, by and between Stratagene Corporation and Joseph A. Sorge, M.D.
10.5	Non-Competition Agreement, dated as of April 5, 2007, by and between Agilent Technologies, Inc. and Joseph A. Sorge, M.D.

*                 Schedules to this agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.